CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust II of our reports dated as indicated in Appendix A, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended July 31, 2018. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
November 26, 2018

Appendix A

Fund Name	Date of Most Recent Audit Report
Columbia Government Money Market Fund	9/21/2018
Columbia Strategic Municipal Income Fund	9/21/2018
Columbia Minnesota Tax-Exempt Fund	9/21/2018
Columbia Limited Duration Credit Fund	9/21/2018
Columbia Disciplined Core Fund	9/21/2018
Columbia Income Opportunities Fund	9/21/2018
Columbia Disciplined Growth Fund	9/21/2018
Columbia Disciplined Value Fund	9/21/2018
Columbia Inflation Protected Securities Fund	9/21/2018
Columbia Global Opportunities Fund	9/21/2018
Columbia Floating Rate Fund	9/21/2018